SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 652-4000

Item 2.	Acquisition or Disposition of Assets.

On May 7, 2004, we completed the sale of our building products distribution segment to a new company owned by Cerberus Capital Management L.P., a private investment firm, and members of the building products distribution business’ management team. The overall transaction is valued at approximately $810 million, which assumes $630 million of working capital at closing. We expect the transaction to result in net after tax proceeds of approximately $780 million, which will be used to repay corporate debt. Actual cash proceeds are subject to various post-closing adjustments, principally with respect to changes in working capital. A copy of the asset purchase agreements related to this transaction are attached hereto and incorporated herein by reference as Exhibits 2.1, 2.2 and 2.2.1.

In connection with the closing of this transaction, we entered into a six-year agreement, which will require the building products distribution business to continue purchasing minimum amounts of structural panels, lumber and other building products manufactured by us. This supply agreement contains terms substantially similar to the previous arrangement between our building products manufacturing and building products distribution businesses. Because our continuing involvement with this business under this supply agreement is considered significant to the building products distribution business, the business is not reported as a discontinued operation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets.”

Also on May 7, 2004, we completed the sale of our non-integrated pulp mills at Brunswick, Georgia and New Augusta, Mississippi, and a short-line railroad, to Koch Cellulose, LLC, and its subsidiaries, for approximately $610 million, including the assumption of $73 million in indebtedness. Actual cash proceeds are subject to various post-closing adjustments, principally with respect to changes in working capital. These operations are reported as discontinued operations in our financial statements. A copy of the asset and stock purchase agreements related to this transaction are attached hereto and incorporated herein by reference as Exhibit 2.3 and 2.3.1.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Presented herein is unaudited pro forma financial information that is adjusted to give effect to the sales of the businesses described in Item 2, as well as the sale of our indirect interest in a Brazilian pulp company on May 7, 2004 and the repayment of corporate debt with a portion of the proceeds from these sales. The unaudited pro forma condensed statements of operations have been prepared to give effect to these sales and the repayment of debt for the three months ended April 3, 2004, and for the year ended January 3, 2004, as though they had occurred at the beginning of fiscal 2003. The unaudited pro forma condensed balance sheet gives effect to these sales and debt repayment as if they had occurred on the balance sheet date. Refer to the notes to the unaudited pro forma financial statements for further information.

The unaudited pro forma financial information is illustrative of the effects of these sales on our operations and does not necessarily reflect the results of operations that would have been reported had these sales actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of our future financial condition or results of operations.

GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES

PROFORMA CONSOLIDATED BALANCE SHEET

AS OF APRIL 3, 2004

(In millions)

	As Reported	Adjustments (1)	Proforma
ASSETS
Current Assets:
Cash and equivalents	$83	$—	$83
Receivables, less allowances of $32	1,663	—	1,663
Inventories	1,915	—	1,915
Deferred income tax assets	117	—	117
Net assets held for sale	1,799	(1,799)	—
Other current assets	280	—	280

	5,857	(1,799)	4,058

Property, plant and equipment, at cost	17,816	—	17,816
Accumulated depreciation	(9,392)	—	(9,392)

Property, plant and equipment, net	8,424	—	8,424

Goodwill, net	7,465	—	7,465

Intangible assets, net	702	—	702

Other assets	2,239	—	2,239

Total assets	$24,687	$(1,799)	$22,888

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Secured borrowings and short-term notes	$1,259	$—	$1,259
Current portion of long-term debt	1,248	—	1,248
Accounts payable	1,417	—	1,417
Accrued compensation	213	—	213
Net liabilities held for sale	448	(448)	—
Other current liabilities	1,208	—	1,208

Total current liabilities	5,793	(448)	5,345

Long-term debt, excluding current portion	8,236	1,337 (2)	6,899

Other long-term liabilities	3,713	—	3,713

Deferred income tax liabilities	1,423	—	1,423

Shareholders’ equity:	5,522	(14)	5,508

Total liabilities and shareholders’ equity	$24,687	$(1,799)	$22,888

Notes:

(1)	To reflect the sale of our pulp and distribution businesses.
(2)	To reflect the repayment of debt from net after tax cash proceeds from the business sales of $1,361 million less the defeasance of $24 million of debt.

GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL QUARTER ENDED APRIL 3, 2004

(In millions, except per share amounts)

	As Reported	Adjustments (3)		Proforma
Net sales	$5,222	$(885)		$4,337

Costs and expenses:
Cost of sales	3,965	(735)		3,230
Selling and distribution	358	(78)		280
Depreciation, amortization and accretion	244	(4)		240
General and administrative	219	(9)		210
Interest, net	197	(7	)(4)	190
Other losses, net	26	—		26

Total costs and expenses	5,009	(833)		4,176

Income from continuing operations before income taxes	213	(52)		161
Provision (benefit) for income taxes	71	(20)		51

Income from continuing operations	142	(32)		110
Income from discontinued operations, net of taxes	5	—		5

Net income	$147	$(32)		$115

Basic per share:
Income from continuing operations	$0.56			$0.43
Income from discontinued operations, net of taxes	0.02			0.02

Net income	$0.58			$0.45

Diluted per share:
Income from continuing operations	$0.55			$0.43
Income from discontinued operations, net of taxes	0.02			0.02

Net income	$0.57			$0.45

Average number of shares outstanding:
Basic	253.5			253.5
Diluted	257.4			257.4

Notes:

(3)	To reflect the sale of our distribution business.
(4)	To reflect reduction of interest expense from the repayment of debt from net after tax cash proceeds from the business sales. This calculation assumes that we repaid amounts outstanding under our revolving credit facility and other secured borrowings and short-term notes.

GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEAR ENDED JANUARY 3, 2004

(In millions, except per share amounts)

	As Reported	Adjustments (3)		Proforma
Net sales	$19,656	$(3,097)		$16,559

Costs and expenses:
Cost of sales	15,376	(2,659)		12,717
Selling and distribution	1,291	(274)		1,017
Depreciation, amortization and accretion	973	(19)		954
General and administrative	850	(39)		811
Interest, net	819	(29	) (4)	790
Other losses, net	(86)	—		(86)

Total costs and expenses	19,223	(3,020)		16,203

Income from continuing operations before income taxes	433	(77)		356
Provision (benefit) for income taxes	109	(30)		79

Income from continuing operations	324	(47)		277
Income (loss) from discontinued operations, net of taxes	(98)	—		(98)

Net income	$226	(47)		179
Basic per share:
Income from continuing operations	$1.29			$1.11
Loss from discontinued operations, net of taxes	(0.39)			(0.39)

Net income	$0.90			$0.72
Diluted per share:
Income from continuing operations	$1.29			$1.10
Loss from discontinued operations, net of taxes	(0.39)			(0.39)

Net income	$0.90			$0.71
Average number of shares outstanding:
Basic	250.4			250.4
Diluted	251.4			251.4

(c) Exhibits.

2.1	— Asset Purchase Agreement, dated March 12, 2004, by and among Georgia-Pacific Corporation, Georgia-Pacific Building Materials Sales, Ltd. and ABP Distribution Inc., as amended.*

2.2	— Purchase and Sale Agreement, dated March 12, 2004, by and between Georgia-Pacific Corporation and ABP Distribution Holdings, Inc.*

2.2.1	— First Amendment to Purchase and Sale Agreement, dated May 7, 2004, by and among Georgia-Pacific Corporation, Georgia-Pacific Building Materials Sales, Ltd. and ABP Distribution Inc.*

2.3

—  Asset and Stock Purchase Agreement, dated as of February 26, 2004, among, Koch Cellulose, LLC, Georgia-Pacific Corporation, Leaf River Forest Products, Inc., LRC Timber, Inc., Old Augusta Railroad Company, Georgia-Pacific Asia (Hong Kong) Ltd, and Georgia-Pacific GmbH.*

2.3.1

—  Amendment No. 1 To Asset and Stock Purchase Agreement, dated as of May 7, 2004, among, Koch Cellulose, LLC, Georgia-Pacific Corporation, Leaf River Forest Products, Inc., LRC Timber, Inc., Old Augusta Railroad Company, Georgia-Pacific Asia (H.K.) Limited, and Georgia-Pacific GmbH.*

*	Schedules and other attachments to this agreement are omitted. The registrant agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2004

GEORGIA-PACIFIC CORPORATION

By:	/s/ KENNETH F. KHOURY

Name:	Kenneth F. Khoury
Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

2.1	— Asset Purchase Agreement, dated March 12, 2004, by and among Georgia-Pacific Corporation, Georgia-Pacific Building Materials Sales, Ltd. and ABP Distribution Inc.*

2.2	— Purchase and Sale Agreement, dated March 12, 2004, by and between Georgia-Pacific Corporation and ABP Distribution Holdings, Inc.*

2.2.1	— First Amendment to Purchase and Sale Agreement, dated May 7, 2004, by and among Georgia-Pacific Corporation, Georgia-Pacific Building Materials Sales, Ltd. and ABP Distribution Inc.*

2.3

—  Asset and Stock Purchase Agreement, dated as of February 26, 2004, among, Koch Cellulose, LLC, Georgia-Pacific Corporation, Leaf River Forest Products, Inc., LRC Timber, Inc., Old Augusta Railroad Company, Georgia-Pacific Asia (Hong Kong) Ltd, and Georgia-Pacific GmbH.*

2.3.1

—  Amendment No. 1 To Asset and Stock Purchase Agreement, dated as of May 7, 2004, among, Koch Cellulose, LLC, Georgia-Pacific Corporation, Leaf River Forest Products, Inc., LRC Timber, Inc., Old Augusta Railroad Company, Georgia-Pacific Asia (H.K.) Limited, and Georgia-Pacific GmbH.*

*	Schedules and other attachments to this agreement are omitted. The registrant agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.